Calculation of Filing Fee Tables
S-8
Chord Energy Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	608,061	$ 131.48	$ 79,947,860.28	0.0001476	$ 11,800.30
Total Offering Amounts:						$ 79,947,860.28		$ 11,800.30
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,800.30
Offering Note
[1]	The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of a share of Stock as reported on the Nasdaq Global Market on September 10, 2024 (a date within five business days prior to the date of filing the Registration Statement), which was equal to $131.48.